Exhibit 8.1

List of Subsidiaries

Name	Names under which they do business	Jurisdiction of Incorporation
Grupo Simec, S.A. de C.V.	Simec	Mexico
Compañía Siderúrgica de Guadalajara, S.A. de C.V.	CSG	Mexico
Arrendadora Simec, S.A. de C.V.	Arrendadora	Mexico
Simec International, S.A. de C.V.	Simec 1	Mexico
SimRep Corporation	SimRep	U.S.A.
Republic Engineered Products, Inc.	Republic	U.S.A
Compañía Siderúrgica del Pacífico, S.A. de C.V.	CSP	Mexico
Comercializadora Simec, S.A. de C.V.	Comercializadora Simec	Mexico
Procesadora Mexicali, S.A. de C.V.	PROMEX	Mexico
Sistemas de Transporte de Baja California, S.A. de C.V.	STBC	Mexico
Servicios Simec, S.A. de C.V.	Servicios Simec	Mexico
Undershaft Investments, N.V.	Undershaft	Netherlands Antilles
Pacific Steel, Inc.	Pacific	U.S.A.
Industrias del Acero y del Alambre, S.A. de C.V.	IAASA	Mexico
Coordinadora de Servicios Siderúrgicos de Calidad, S.A. de C.V.	COSESICA	Mexico
Operadora de Metales, S.A. de C.V.	OMETSA	Mexico
Operadora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	OSERTLAX	Mexico
Administradora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	ASSTLAX	Mexico
Operadora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.	OSIS ICH	Mexico
Arrendadora Norte de Matamoros, S.A. de C.V.	Arrendadora Norte de Matamoros	Mexico
CSG Comercial, S.A. de C.V.	CSG Comercial	Mexico
Comercializadora de Productos de Acero de Tlaxcala, S.A. de C.V.	CPAT	Mexico
Siderúrgica de Baja California, S.A: de C.V.	SIDEBAJA	Mexico
Comercializadora Aceros DM, S.A. de C.V.	Comercializadora Aceros DM	Mexico
Promotora de Aceros San Luis, S.A. de C.V.	PROMASA	Mexico
Corporación Aceros DM, S.A. de C.V.	Corporacion Aceros DM	Mexico
Abastecedora Siderúrgica, S.A. de C.V.	Abastecedora Siderúrgica	Mexico
Aceros D.M., S.A. de C.V.	Aceros DM	Mexico
Acero Transportes, S.A. de C.V.	Acero Transportes	Mexico
Acero Transportes SAN, S.A. de C.V.	Transportes SAN	Mexico
Aceros San Luis, S.A. de C.V.	Aceros San Luis	Mexico
Malla San, S.A. de C.V.	Malla San	Mexico
Procesadora Industrial San, S.A. de C.V.	PISAN	Mexico
Productos Siderúrgicos de Tlaxcala, S.A. de C.V.	PST	Mexico
Comercializadora MSAN, S.A. de C.V.	Comercializadora MSAN	Mexico
Simec International 2, S. A. de C. V.	Simec 2	Mexico
Simec International 3, S. A. De C. V.	Simec 3	Mexico
Simec International 4, S. A. De C. V.	Simec 4	Mexico
Simec International 5, S. A. De C. V.	Simec 5	Mexico
Simec Acero, S. A. de C. V.	Simec Acero	Mexico
Simec USA, Corp.	Simec USA	U.S.A.
Pacific Steel Projects, Inc.	Pacific Steel Projects	U.S.A.
Simec Steel, Inc.	Simec Steel	U.S.A.
Corporación ASL, S.A. de C.V.	Corporacion ASL	Mexico
Simec International 6, S. A. De C. V.	Simec 6	Mexico
Simec International 7, S. A. De C. V.	Simec 7	Mexico